[LOGO OMMITTED]
                                 MOORE STEPHENS
                                 LOVELACE, P.A.
            CERTIFIED PUBLIC ACCOUNTANTS AND MANAGEMENT CONSULTANTS


February 24, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Regenesis Holdings, Inc. for February 24, 2000, and we agree with the statements contained therein insofar as they relate to our firm.

/s/ Moore Stephens Lovelace, P.A.
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Moore Stephens Lovelace, P.A.
Certified Public Accountants